For Immediate Release                                                                 Exhibit 99

Contact:      Mike Dinneen
 SVP, Marketing & Communications
(856) 552-5013
mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Election of James B. Lockhart III to Company and Bank Boards

MOUNT LAUREL, N.J., March 28, 2017 - Sun Bancorp, Inc. (NASDAQ: SNBC) (the "Company"), the holding company for Sun National Bank (the "Bank"), today announced that the Board of Directors of the Company (the "Board") has elected James B. Lockhart III as a Director of the Company, subject to receipt of applicable regulatory approvals under the Depository Institution Management Interlocks Act (the "Interlocks Act").

Mr. Lockhart, Vice Chairman of WL Ross & Co. LLC, serves as a Director of Cascade Bancorp and its wholly-owned subsidiary, Bank of the Cascades, Oregon.  As such, Mr. Lockhart's election to the Board is subject to the approval of the Federal Reserve Board under the Interlocks Act, which is pending.  In addition, Mr. Lockhart has been appointed to the Board of Directors of the Bank, also subject to receipt of applicable regulatory approvals.  Mr. Lockhart's appointment to the Board of Directors of the Bank has been approved by the Office of the Comptroller of the Currency under the Interlocks Act.   Upon receipt of the Federal Reserve Board approval, the size of the Boards will be increased by one to eleven members and Mr. Lockhart will commence his service on both Boards, subject to re-election at the upcoming annual meeting of shareholders in May.

Prior to joining WL Ross & Co. in 2009, Mr. Lockhart served as the Director of Federal Housing Finance Agency and Chairman of its Oversight Board, and Director of its predecessor agency, the Office of Federal Housing Enterprise Oversight.  Prior to that, he served as Deputy Commissioner and Chief Operating Officer at the Social Security Administration.  In addition to his directorship at Cascade Bancorp, Mr. Lockhart serves as a Director of Shellpoint Partners.  A retired Lieutenant in the United States Navy, Mr. Lockhart holds an MBA from Harvard University and a BA from Yale University.

"We are pleased to have Jim Lockhart join our Boards," stated President & CEO Thomas M. O'Brien.  "Jim has a distinguished career in both the private and public sectors.  His deep experience on investor, banking, regulatory and policy matters will bring added insight to our boardroom deliberations."

In accordance with the Securities Purchase Agreement dated July 7, 2010 between WLR SBI Acquisition Co, LLC and Sun Bancorp, Inc., WL Ross & Co. has the right to nominate one candidate for election as a Director to the Boards.  Mr. Lockhart is the WL Ross & Co. nominee.  Previously, Wilbur L. Ross, Jr. served as the WL Ross & Co. nominee.  Mr. Ross resigned from the Boards of the Company and Bank in February 2017 as a result of his confirmation as the United States Secretary of Commerce.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.26 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey and the metro New York region.  Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements, as defined  in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as "allow," "anticipate," "believe," "continues," "could," "estimate," "expect," "intend," "may," "opportunity," "outlook," "plan," "potential," "predict," "project," "reflects," "should," "typically," "usually," "view," "will," "would," and similar terms and phrases, including references to assumptions.  These forward-looking statements may include, but are not limited to, statements about the Company's plans, objectives, expectations, intentions  and other statements contained herein that are not historical facts. Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties.  Additional information on these risks can be found in the Company's filings with the Securities and Exchange Commission.  No undue reliance should be placed on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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